As filed with the Securities and Exchange Commission on December 11, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Themes ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer ID Number
Leverage Shares 2X Long IREN Daily ETF	The Nasdaq Stock Market LLC	39-4860649
Leverage Shares 2X Long BE Daily ETF	The Nasdaq Stock Market LLC	39-4885668
Leverage Shares 2X Long GEV Daily ETF	The Nasdaq Stock Market LLC	39-4908763
Leverage Shares 2X Long SATS Daily ETF	The Nasdaq Stock Market LLC	39-4837413
Leverage Shares 2X Long NIO Daily ETF	The Nasdaq Stock Market LLC	41-2376640
Leverage Shares 2X Long SNAP Daily ETF	The Nasdaq Stock Market LLC	41-2408733
Leverage Shares 2X Long BIDU Daily ETF	The Nasdaq Stock Market LLC	41-2433344

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-271700

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 81  to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-271700 and 811-23872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No 0001829126-25-009887) on December 11, 2025, which is incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated February 22, 2023 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

B.	Registrant’s Amended Agreement and Declaration of Trust dated June 28, 2023 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on June 30, 2023 (Accession Number: 0001829126-23-004513).

C.	Registrant’s By-Laws dated February 22, 2023 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Themes ETF Trust
December 11, 2025

/s/ Jose Gonzalez
Jose Gonzalez
President

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